                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                                ALPHARMA INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                [ALPHARMA LOGO]

                                 ALPHARMA INC.
                              ONE EXECUTIVE DRIVE
                           FORT LEE, NEW JERSEY 07024

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 30, 2001
                            ------------------------

To the Stockholders of ALPHARMA INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Alpharma Inc., a Delaware corporation (the "Company"), will be held at The New York Palace Hotel, 455 Madison Avenue, New York, New York, on Wednesday, May 30, 2001, at 9:00 a.m., local time, to consider and act upon the following matters:

     1. The election of nine directors to the Company's Board of Directors, each to hold office until the 2002 Annual Meeting of Stockholders and until their successors shall be elected and shall qualify.

     2. Ratifying appointment of PricewaterhouseCoopers LLP as the Company's independent accountants.

     3. Transaction of such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on April 2, 2001 as the record date for determining the stockholders entitled to notice of and to vote at the meeting or any adjournment thereof.

     YOUR REPRESENTATION AT THIS MEETING IS IMPORTANT. Whether or not you expect to attend the Annual Meeting in person, please complete, date, sign and return the enclosed proxy. An envelope is enclosed for your convenience which, if mailed in the United States, requires no additional postage. If you attend the Annual Meeting, you may then withdraw your proxy and vote in person.

     A copy of the Company's Annual Report to stockholders for the year ended December 31, 2000 and a Proxy Statement accompany this notice.

                                          By order of the Board of Directors,

                                          Robert F. Wrobel
                                          Secretary

April 10, 2001

                                [ALPHARMA LOGO]

                                 ALPHARMA INC.
                              ONE EXECUTIVE DRIVE
                           FORT LEE, NEW JERSEY 07024

                                  MAILING DATE
                                 APRIL 10, 2001

                            ------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

                           To Be Held on May 30, 2001

     This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors of Alpharma Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, May 30, 2001 at The New York Palace Hotel, 455 Madison Avenue, New York, New York at 9:00 a.m., local time, and at any adjournment or postponement thereof. The cost of solicitation of the Company's stockholders will be paid by the Company. Such cost will include the reimbursement of banks, brokerage firms, nominees, fiduciaries and other custodians for expenses of forwarding solicitation materials to beneficial owners of shares. In addition to the solicitation of proxies by use of mail, the directors, officers and employees of the Company may solicit proxies personally or by telephone, telegraph or facsimile transmission. Such directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith.

     It is anticipated that this Proxy Statement and form of proxy will first be sent to the Company's stockholders on or about April 10, 2001.

                               THE ANNUAL MEETING

PURPOSE OF MEETING

     At the Annual Meeting, the Company's stockholders will consider and act upon the following matters:

          1. The election of nine directors to the Company's Board of Directors, each to hold office until the 2002 Annual Meeting of Stockholders and until their successors shall be elected and shall qualify.

          2. Ratifying the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants.

          3. Transaction of such other business as may properly come before the meeting or any adjournments or postponements thereof.

RECORD DATE

     The close of business on April 2, 2001 (the "Record Date") has been fixed as the record date for determining holders of outstanding shares of the Company's Class A Common Stock, par value $.20 per share (the "Class A Stock"), and Class B Common Stock, par value $.20 per share (the "Class B Stock"), entitled to notice of, and entitled to vote at, the Annual Meeting. As of the Record Date, 30,715,403 shares of Class A Stock and 9,500,000 shares of Class B Stock were outstanding and entitled to vote.

QUORUM

     For each matter to be voted upon at the Annual Meeting, the presence in person or by proxy, of holders of stock entitled to be voted with respect to such matter representing a majority of the aggregate voting power of all shares of stock entitled to be voted with respect to such matter is necessary to constitute a quorum with respect to such matter and to transact business with respect to such matter at the Annual Meeting. For purposes of determining whether a quorum exists with respect to the election of directors, shares as to which authority to vote in the election of directors has been withheld and broker non-votes (where a broker submits a proxy but does not have authority to vote a customer's shares on one or more matters) with respect thereto will be considered present at the Annual Meeting. For the purpose of determining whether a quorum exists with respect to ratifying the appointment of the Company's independent accountants and any other matter which may properly come before the Annual Meeting, shares abstaining on such matter and all broker non-votes with respect to such matter will be considered present at the Annual Meeting.

REQUIRED VOTE

     Votes Entitled to be Cast by Each Class of Stock. Except for the election of directors (described below) and certain matters that require a class vote, the holders of the Class A Stock and the holders of the Class B Stock vote together, with each share of Class A Stock entitling the holder thereof to one vote and each share of Class B Stock entitling the holder thereof to four votes.

     Election of Directors. Nine directors will be elected at the Annual Meeting. Under the Company's Certificate of Incorporation, the holders of the Class A Stock are entitled, voting as a separate class, to elect at least
33 1/3% of the Company's Board of Directors (rounded to the nearest whole number, but in no event less than two members of the Company's Board of Directors), and the holders of the Class B Stock are entitled, voting separately as a class, to elect the remaining directors. Therefore, the holders of the Class A Stock will elect three directors (directors to be elected by the holders of Class A Stock being referred to as the "Class A Directors") and the holders of the Class B Stock will elect six directors (directors elected by the holders of Class B Stock being referred to as the "Class B Directors"). The affirmative vote of a plurality of the votes cast at the Annual Meeting by the holders of the Class A Stock, voting as a single class, is necessary to elect the three Class A Directors, and the affirmative vote of a plurality of the votes cast at the Annual Meeting by the holders of the Class B Stock, voting as a single class, is necessary to elect the six Class B Directors. (A plurality of the votes cast means the greatest number of votes cast for a director.)

     Ratifying Appointment of the Independent Accountants. Approval of the proposal to ratify the appointment of the Company's independent accountants requires the affirmative vote of a majority of the votes cast by the holders of the Class A Stock and Class B Stock, voting together, present and entitled to vote at the meeting.

PROXIES

     The enclosed proxy provides space for holders of Class A Stock to vote for, or withhold authority to vote for, all or any one of the Company's three nominees for Class A Directors.

     Shares of Class A Stock represented by properly executed proxies received at or prior to the Annual Meeting and which have not been revoked will be voted in accordance with the instructions indicated therein. If no instructions are indicated, such proxies will be voted FOR (i) the election as directors of the three nominees for Class A Directors nominated by the Company's Board of Directors (see "Election of Directors; Nominees for Directors; Nominees for Class A Directors" below), (ii) the proposal to ratify the appointment of the Company's independent accountants and (iii) in the discretion of the proxy holder, as to any other matter which may properly come before the Annual Meeting. With respect to the election of directors, neither shares as to which authority to vote has been withheld (to the extent withheld) nor broker non-votes will be considered affirmative votes. With respect to any other matter which may properly come before the meeting, abstentions, and broken non-votes will be considered present and entitled to vote but will not have been cast and therefore will not be counted in determining whether any matter received the requisite votes. With respect to ratifying the appointment of the Company's independent accountants, (i) abstentions, pursuant to Delaware law, will be considered present and entitled to vote but will not have been cast and therefore will not be counted in determining whether such proposal received the requisite votes and (ii) broker non-votes will be considered not entitled to vote on such proposal and thus will not be counted in determining whether such proposal has received the requisite votes.

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN YOUR PROXY IN ORDER TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE ANNUAL MEETING. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE ANNUAL MEETING.

     A holder of Class A Stock who has given a proxy may revoke such proxy at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly executed proxy bearing a later date or (iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself revoke a proxy. All written notices of revocation and other communications with respect to revocation of proxies should be sent to the attention of the Secretary of the Company at the Company's United States executive offices, located at One Executive Drive, Fort Lee, New Jersey 07024.

     If a quorum is not obtained, the Annual Meeting may be adjourned for the purpose of obtaining additional proxies or for any other purpose, and, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the meeting (except for any proxies which have therefore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

OWNERSHIP OF COMMON STOCK

     The following table sets forth as of March 7, 2001 (unless otherwise noted) certain information regarding the beneficial ownership of the Class A Stock and the Class B Stock by (a) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of either of such classes, (b) each director and each nominee for director of the Company and the five named executive officers (as defined below) and (c) all directors and executive officers of the Company as a group. Unless otherwise indicated, each beneficial owner possesses sole voting and dispositive power with respect to the shares listed in this table.

                                                               AMOUNT AND                   PERCENT OF
                                                               NATURE OF    PERCENT OF     COMMON STOCK
                                                               BENEFICIAL      CLASS      (BOTH CLASSES)
TITLE OF CLASS OF STOCK        NAME OF BENEFICIAL OWNER        OWNERSHIP    OUTSTANDING    OUTSTANDING
-----------------------        ------------------------        ----------   -----------   --------------
Class B Common Stock     A.L. Industrier AS(1)(2)(3)           9,500,000      100.00%           23.6%
Class A Common Stock     A.L. Industrier AS(1)(2)(3)                   0           *               *
Class A Common Stock     FMR Corp.(4)                          4,037,468      12.997           10.04
Class A Common Stock     Amvescap PLC(5)                       1,529,849        4.98            3.80
Class A Common Stock     Morgan Stanley Dean Witter & Co.(6)   2,263,872        7.36            5.63
Class A Common Stock     Einar W. Sissener(7)(8)                 328,667        1.07               *
Class A Common Stock     I. Roy Cohen(9)                          10,000           *               *
Class A Common Stock     Thomas G. Gibian(9)                      12,509           *               *
Class A Common Stock     Glen E. Hess(9)                          14,842           *               *
Class A Common Stock     Erik G. Tandberg(9)(10)                  10,234           *               *
Class A Common Stock     Peter G. Tombros(9)                      10,818           *               *
Class A Common Stock     Erik Hornnaess(9)                        11,667           *               *
Class A Common Stock     Oyvin A. Broymer(9)                      11,000           *               *
Class A Common Stock     Ingrid Wiik(9)(10)                       75,125           *               *
Class A Common Stock     Jeffrey E. Smith(9)(11)                 124,215           *               *
Class A Common Stock     Thomas L. Anderson(9)                    55,989           *               *
Class A Common Stock     Bruce I. Andrews(9)                      41,853           *               *
Class A Common Stock     Robert F. Wrobel(9)                      21,500           *               *
Class A Common Stock     All directors and executive officers
                           as a group (20 persons)(9)            917,168        2.99            2.28

---------------

  *  Indicates ownership of less than 1%.

 (1) The address of A.L. Industrier AS (formerly known as Apothekernes Laboratorium AS), a corporation organized and existing under the laws of the Kingdom of Norway ("A.L. Industrier"), is Harbitzalleen 3, 0275 Oslo, Norway.

 (2) The source of this information is Amendment No. 4 to the Schedule 13D, dated December 8, 1998, filed with the Securities and Exchange Commission (the "Commission") by A.L. Industrier AS. The shares reflected in the table are held of record by A/S Wangs Fabrik, a wholly owned subsidiary of A.L. Industrier, although A.L. Industrier retains full beneficial ownership of these shares. A.L. Industrier has pledged approximately 50% of such shares and 50% of the Industrier Note (as defined under "Certain Relationships and Certain Transactions") to a Norwegian bank as collateral borrowings made in connection with the purchase of certain Class B Stock in June of 1997 and to provide funds in connection with the Industrier Note (see "Certain Relationships and Related Transactions").

 (3) Shares of Class B Stock are convertible into an equal number of shares of Class A Stock. If all shares of Class B Stock beneficially owned by A.L. Industrier were converted as of March 3, 2001, A.L. Industrier would own approximately 23.6% of the then outstanding shares of Class A Stock.

 (4) The source of this information is the Schedule 13G dated January 10, 2001, filed with the Commission by FMR Corp. ("FMR"). Such Schedule 13G reports that FMR holds sole voting power as to 128,640 shares and sole dispositive power as to all shares. FMR declared in its filing that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares. The interest of one person, Fidelity Growth Company Fund, an investment company registered under the Investment Company Act of 1940, in the shares amounted to 1,715,000 shares or 5.520% of the Company's Class A Stock. The address of FMR is 82 Devonshire Street, Boston, Massachusetts 02109.

 (5) The source of this information is Amendment No. 7 to Schedule 13G dated February 3, 2000, filed with the Commission by Amvescap PLC ("Amvescap"). Such Schedule 13G reports that subsidiaries of Amvescap hold shared voting and disposition power with respect to all shares. Amvescap declares that its filing of Schedule 13G shall not be an admission of beneficial ownership by Amvescap or its subsidiaries. The address of Amvescap is 11 Devonshire Square, London EC2M 4YR England.

 (6) The source of this information is Amendment No. 2 to Schedule 13G dated January 31, 2001, filed with the Commission by Morgan Stanley Dean Witter & Co. ("Morgan Stanley"). Such Schedule 13G reported that Morgan Stanley holds shared voting power as to 2,201,272 shares, and shared dispositive power with respect to all shares, and does not have sole voting or dispositive power as to any shares. Morgan Stanley declared in its filing that the shares are held in various accounts managed by Morgan Stanley and that no account holds more than 5% of the Company's Class A Stock. The address of Morgan Stanley is 1585 Broadway, New York, NY 10036.

 (7) Beneficial ownership of the Company shares by A. L. Industrier is not included. Mr. Sissener is Chairman of the Board of A.L. Industrier and together with A/S Swekk (Mr. Sissener's family-controlled private holding company) ("Swekk") and certain of his relatives beneficially owns 52.2% of A.L. Industrier's outstanding ordinary shares entitled to vote and, accordingly, may be deemed a controlling person of A.L. Industrier.

 (8) Includes shares held by, Mr. Sissener, the estate of his wife, Swekk, and EWS Stiftelse, a trust established for the benefit of members of the family of Mr. Sissener.

 (9) The shares reflected in the table include shares that the executive officer or director has the right to acquire upon the exercise of stock options granted under the Company's 1997 Incentive Stock Option Plan (the "Stock Option Plan") or the Non-Employee Director Stock Option Plan which are exercisable as of March 7, 2001 or within 60 days thereafter as follows:
     Ms. Wiik -- 71,484 shares, Mr. Smith -- 101,789 shares, Mr.
     Anderson -- 55,000 shares, Mr. Andrews -- 39,676 shares, Mr.
     Wrobel -- 21,500 shares, each of Messrs. Cohen, Gibian, Hess, Tandberg and Tombros -- 10,000 shares, each of Mssrs. Broymer and Hornnaess -- 6,000 shares. All executive officers and directors as a group -- 529,450 shares.

(10) Mr. Tandberg and Ms. Wiik also own 49 and 580 shares, respectively, of A.L. Industrier.

(11) The Company has been advised by Mr. Smith that his children own 5,150 of Mr. Smith's shares of Class A Stock but that he has voting power over such shares.

                             ELECTION OF DIRECTORS

ELECTION OF DIRECTORS

     The Company's Board of Directors intends to cause the nomination of the nominees listed below under "Nominees for Directors; Nominees for Class A Directors" and all proxies received from holders of the Class A Stock will be voted FOR the election of such nominees as Class A Directors, except to the extent that persons giving such proxies withhold authority to vote for such nominees.

     Each director is to be elected to hold office until the next Annual Meeting of Stockholders and until his successor is chosen and qualified.

     A.L. Industrier, which beneficially owns 100% of the shares of Class B Stock, has advised the Company that it intends to vote its shares in favor of the nominees listed below under "Nominees for Directors; Nominees for Class B Directors," which would assure their election as Class B Directors.

NOMINEES FOR DIRECTORS

     The Company believes that each of the nominees for director will be able to serve. If any of the nominees would be unable to serve, the enclosed proxy confers authority to vote in favor of such other person or persons as the Company's Board of Directors at the time recommends to serve in place of the person or persons unable to serve.

     Nominees for Class A Directors. The name, age, principal business experience during the last five years, and certain other information regarding each of the persons proposed to be nominated for election as a Class A Director are listed below.

                NAME                   AGE                PRINCIPAL BUSINESS EXPERIENCE
                ----                   ---                -----------------------------
Thomas G. Gibian.....................  79    Director of the Company since 1993, President and Chief
                                             Executive Officer of Henkel Corporation, a specialty
                                             chemicals manufacturer and United States Subsidiary of
                                             Henkel KGaA, 1980 to 1986.
Peter G. Tombros.....................  58    Director of the Company since 1994. Director, President
                                             and Chief Executive Officer of Enzon, Inc., a developer
                                             and marketer of pharmaceutical products, since April,
                                             1994. A Vice President of Pfizer, Inc. from 1986 to 1994
                                             with responsibility for corporate strategic planning
                                             1990 to 1994; Executive Vice President of Pfizer
                                             Pharmaceuticals Division, 1986 to 1990 and served as
                                             Senior Vice President and General Manager of Roerig
                                             Division of Pfizer and various other positions with
                                             Pfizer Inc. 1968 to 1986. Also a director of NPS
                                             Pharmaceuticals, Inc. and Enzon, Inc.
Erik Hornnaess.......................  64    Director of the Company since 1998. Area Vice President
                                             (Europe, Middle East and Africa) of Abbott Laboratories
                                             Diagnostic Division from 1982 to 1997. Also a director
                                             of Qiagen, The Netherlands.

     Nominees for Class B Directors. The name, age, principal business experience during the last five years, and certain other information regarding each of the persons proposed to be nominated for election as a Class B Director are listed below.

NAME                               AGE                  PRINCIPAL BUSINESS EXPERIENCE
----                               ---                  -----------------------------
Einar W. Sissener..............    72     Chairman of the Company since 1975. Chief Executive
                                          Officer from June 1994 to June 1999. Member of the Office
                                          of the Chief Executive of the Company July 1991 to June
                                          1994. Chairman of the Office of the Chief Executive June
                                          1999 to December 1999. President, Alpharma AS since
                                          October 1994. President, Apothekernes AS (now AL
                                          Industrier AS) 1972 to 1994. Chairman of A.L. Industrier
                                          AS since November 1994.
I. Roy Cohen...................    78     Director of the Company since 1975. Consultant to the
                                          Company since January 1991; Chairman of the Executive
                                          Committee of the Company since June 1987; Chairman of the
                                          Office of the Chief Executive of the Company July 1991 to
                                          June 1994; Vice Chairman of the Board of Directors of the
                                          Company January 1991 to December 31, 1992; President and
                                          Chief Executive Officer of the Company 1976 to January
                                          1991.
Erik G. Tandberg...............    71     Director of the Company since 1994. Partner in Corporate
                                          Development International, a consulting partnership
                                          specializing in international searches for Companies,
                                          since 1986. President of Arco Chemical Europe Inc., a
                                          chemical Company, 1982 to 1986.
Glen E. Hess...................    59     Director of the Company since 1983. Partner in the law
                                          firm of Kirkland & Ellis since 1973.
Ingrid Wiik....................    56     President and Chief Executive Officer since January,
                                          2000. President of Alpharma's International
                                          Pharmaceuticals Division 1994 to January 2000; President,
                                          Pharmaceutical Division of Apothekernes Laboratorium A.S.
                                          1986 to 1994.
Oyvin A. Broymer...............    52     Director of the Company since 1998. Private consultant,
                                          2000 to present. Executive Vice President, Leif Hoegh &
                                          Co., 1996 to 2000; Executive Vice President, Hafslund
                                          Nycomed, 1989 to 1996, Chief Financial Officer, Hafslund
                                          Nycomed, 1980 to 1989.

                       BOARD OF DIRECTORS AND COMMITTEES

BOARD MEETINGS AND ATTENDANCE OF DIRECTORS

     The Company's Board of Directors held eight (8) meetings in 2000. Each person who served as a director in 2000 attended at least 75% of the aggregate of (i) the total number of meetings of the Company's Board of Directors held while such person was a member and (ii) the total number of meetings held by all committees of the Company's Board of Directors on which such person served while such person was a member of such committee.

COMMITTEES OF THE BOARD

     Pursuant to its bylaws, the Company has established standing Audit, Executive, Finance and Compensation Committees.

     The Audit Committee reviews and makes recommendations to the Company's Board of Directors regarding internal accounting and financial controls and accounting principles, auditing practices, the engagement of independent public accountants and the scope of the audit to be undertaken by such accountants. In addition, the Company's Board of Directors has adopted a resolution requiring the Audit Committee to review transactions between the Company and A.L. Industrier (the beneficial owner of all the outstanding Class B Stock) (or their respective subsidiaries) involving more than $50,000 and to report to the Company's Board of Directors regarding whether such transactions are fair to the Company. Such resolution also requires prior approval of the Audit Committee for any transaction with A.L. Industrier which involves $500,000 or more, except that prior approval of the Audit Committee is required for any sale or transfer of assets other than inventory sold or transferred in the ordinary course of business. The Audit Committee also monitors the Company's Business Conduct Guidelines. The bylaws of the Company require that a majority of the members of the Audit Committee not be employees of the Company or A.L. Industrier or otherwise have a material relationship with either of them. The current members of the Audit Committee are Messrs. Thomas G. Gibian (Chairman), Erik G. Tandberg, Peter G. Tombros and Oyvin A. Broymer. The Audit Committee held 11 meetings in 2000.

     The Executive Committee is generally empowered, to the fullest extent permitted by Delaware law, to exercise all power and authority vested in the Company's Board of Directors. By resolution, the Company's Board of Directors has specifically authorized and requested the Executive Committee to act on behalf of the Board in emergency situations where the full Board is unable to meet, to discuss and consult with the Chief Executive Officer of the Company as requested by such officer and to act with respect to such matters as the Board may from time to time designate. The current members of the Executive Committee are Messrs. I. Roy Cohen (Chairman), Erik Hornnaess and Einar W. Sissener. The Executive Committee held 8 meetings in 2000 and also communicated informally throughout the year.

     The Finance Committee reviews and has the authority to make a recommendation to the Board of Directors with respect to plans and arrangements relating to the raising of funds required in the operation of the Company. The current members of the Finance Committee are I. Roy Cohen (Chairman), Einar W. Sissener and Glen E. Hess. The Finance Committee held 19 meetings in 2000.

     The Compensation Committee has the authority of the Company's Board of Directors with respect to the compensation, benefit and employment policies and arrangements for executive officers and other highly paid personnel of the Company, except the Chief Executive Officer as to whom the Committee makes compensation recommendations to the Company's Board of Directors. The Committee also has authority with respect to the compensation and benefit plans generally applicable to the Company's employees, and two members of the committee (Messrs. Tombros and Gibian) serve as the committee administering the 1997 Stock Option and Appreciation Right Plan, as amended, with authority to grant options to eligible employees of the Company and its subsidiaries. The Compensation Committee held 9 meetings in 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are Messrs. Peter G. Tombros (Chairman), I. Roy Cohen, Thomas G. Gibian, Glen E. Hess and Einar W. Sissener. Mr. Cohen is a former executive officer of the Company, having served as President and Chief Executive Officer from 1976 to January, 1991 and as a member of the Office of the Chief Executive from July, 1991 through June, 1994. He currently serves as a consultant to the Company and as Chairman of the Finance and Executive Committees. (See "Certain Relationships and Related Transactions" for a description of Mr. Cohen's consulting agreement). Mr. Sissener currently serves as Chairman of the Board of the Company and as a consultant to the Company and, in recent years has been the Company's Chief Executive Officer (see "Nominee for Class B Directors" and "Certain Relationships and Related Transactions" for further information). Mr. Hess' professional corporation is a partner of Kirkland & Ellis, a law firm which since 1978 has performed and continues to perform significant legal services for the Company.

DIRECTORS' COMPENSATION

     During 2000, each director (except Mr. Sissener and Ms. Wiik) received directors' fees of $22,500 and each director received a grant of an option to acquire 5,000 shares of Class A Stock pursuant to the Director Stock Option Plan. In addition, each director (other than Mr. Sissener and Ms. Wiik) received $1,200 for each Board meeting attended in person, $600 for each Committee meeting attended in person and one-half of the applicable fee for each meeting attended by telephone (with certain exceptions). The Chairman of each of the Audit, Executive, Finance and Compensation Committees received an additional $7,500. The same compensation arrangements will continue in 2001.

                       PROPOSAL TO RATIFY APPOINTMENT OF
            PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S ACCOUNTANTS

     The Audit Committee of the Board of Directors and the full Board of Directors has approved PricewaterhouseCoopers L.L.P. as the Company's independent accountants to audit its consolidated financial statements for the 2001 fiscal year. During the 2000 fiscal year, PricewaterhouseCoopers L.L.P. served as the Company's independent accountants and also provided certain tax consulting and other accounting services. The Company is not required to seek stockholder approval for the appointment of its independent accountants, however, the Board believes it to be sound corporate practice to seek such approval. If the appointment is not ratified, the Audit Committee will investigate the reasons for stockholder rejection and the Board will re-consider the appointment.

     A representative of PricewaterhouseCoopers L.L.P. will be present at the Annual Meeting to respond to any questions. He will be given the opportunity to make a statement if he desires to do so.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS L.L.P. AS THE COMPANY'S INDEPENDENT ACCOUNTANT.

                             EXECUTIVE COMPENSATION

SUMMARY OF EXECUTIVE COMPENSATION

     The following table (the "Summary Compensation Table") sets forth annual and long-term compensation paid, or accrued for, the executive officers named below (the "named executive officers") by the Company or its subsidiaries during 2000, 1999 and 1998:

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM
                                                                                   COMPENSATION
                                         ANNUAL COMPENSATION                          AWARDS
                                    -----------------------------   OTHER ANNUAL   ------------    ALL OTHER
NAME AND PRINCIPAL POSITION                  SALARY       BONUS     COMPENSATION   OPTION/SARS    COMPENSATION
DURING 2000                         YEAR      ($)          ($)          ($)           (#)(1)         ($)(2)
---------------------------         ----   ----------   ---------   ------------   ------------   ------------
Ingrid Wiik(3)....................  2000    659,247      400,000            *         85,000         19,762
  (President and Chief              1999    252,836       53,134            *         25,000          1,412
  Executive Officer)                1998    223,342            0            *         75,000          1,185

Thomas L. Anderson................  2000    430,000      313,900       $6,425(4)*     45,000         20,690
  (Vice President and President,    1999    404,270      202,000            *         22,500         24,174
  U.S. Pharmaceuticals Division)    1998    404,712      195,000            *         25,000         16,479

Bruce I. Andrews..................  2000    479,034            0            *         45,000         24,689
  (Vice President and President,    1999    394,761      197,500            *         22,500         32,712
  Animal Health Division)           1998    379,643      189,822            *         55,000         20,186

Jeffrey E. Smith..................  2000    400,009      162,800            *         25,000         35,164
  (Vice President, Finance          1999    364,834      173,500            *         20,000         32,066
  and Chief Financial Officer)      1998    355,004      163,300            *         40,000         30,461

Robert F. Wrobel(5)...............  2000    350,011      155,400            *         25,000         28,676
  (Vice President and               1999    252,923      118,800            *         20,000         19,207
  Chief Legal Officer)              1998    210,000       70,100            *          7,000         15,941

---------------
 * The Company provides automobile allowances and limited tax and financial services to its executive officers. The incremental cost of such perquisites in each of 2000, 1999, and 1998 was not in excess of the lesser of (a) $50,000 and (b) 10% of the amounts reported as Salary and Bonus for such year in the Summary Compensation Table.

(1) Reflects options granted under the Stock Option Plan. The Company has not granted any stock appreciation rights ("SARs") to any of the named executive officers in 1998, 1999 or 2000.

(2) Includes contributions by the Company to various employee profit-sharing, stock purchase and savings plans. The 2000 amount shown in the table for Ms. Wiik, Mr. Anderson, Mr. Andrews and Mr. Smith also includes a matching contribution under the Employee Stock Purchase Plan of $12,424, $8,600, $9,581 and $8,000, respectively. The 2000 amount shown in the table for Mr. Anderson, Mr. Andrews, Mr. Smith and Mr. Wrobel also includes contributions to the savings plan or $10,296, $11,497, $24,001 and $23,575, respectively. The 2000 amount shown in the table for Ms. Wiik, Mr. Anderson, Mr. Andrews, Mr. Smith and Mr. Wrobel also includes taxable life insurance premiums of $7,338, $1,794, $3,612, $3,163 and $5,100, respectively.

(3) Ms. Wiik was elected President and Chief Executive Officer of the Company effective January 1, 2000.

(4) Mr. Anderson received reimbursement for personal taxes paid by him in connection with outside director fees he paid over to the Company.

(5) Mr. Wrobel initially became an employee of the Company on October 13, 1997.

EMPLOYMENT AGREEMENTS

     Ms. Wiik is a party to an employment arrangement with the Company which provides that in the event she is terminated for any reason other than good cause or disability or she terminates due to a materially adverse change in her responsibilities, she is entitled to receive base salary and certain benefits for two years. (See "Compensation Report on Executive Compensation" for further information.) Ms. Wiik participates in all the employee benefits available to executives of the Company except the Company's Pension Plan (defined below). Upon retirement Ms. Wiik is entitled to receive a defined retirement benefit that is determined primarily based on a percentage of her base salary for twelve months prior to her retirement (see "Retirement Plans" for further information).

     Mr. Smith is a party to an employment arrangement with the Company dated July 30, 1991 which provides that, if his employment is terminated by the Company for any reason other than for cause, he is entitled to receive base salary and certain benefits for one year. Mr. Smith participates in all of the employee benefits available to executives of the Company. Upon retirement, the Company will pay to Mr. Smith supplemental retirement benefits equal to the amount, if any, by which the pension due under the Company's Non-Contributory Retirement Plan without any limitation imposed by the Internal Revenue Service exceeds any ceiling imposed by the Internal Revenue Service.

     Mr. Anderson is a party to an employment arrangement with the Company which provides that in the event he is terminated for any reason other than cause or the disposition of the Company's U.S. Pharmaceutical Division he will receive salary and certain other benefits for up to 18 months. If Mr. Anderson's employment is terminated in connection with a sale of said Division he will receive salary and certain fringe benefits for up to 24 months. He participates in all of the employee benefits available to executives of the Company.

     Mr. Andrews is a party to an employment arrangement with the Company which provides that in the event he is terminated for any reason other than cause or the disposition of the Company's Animal Health Division he will receive salary and certain other benefits for up to 18 months. If Mr. Andrew's employment is terminated in connection with a sale of said Division he will receive salary and certain fringe benefits for up to 24 months. He participates in all of the employee benefits available to executives of the Company.

     Mr. Wrobel is a party to an employment arrangement with the Company which provides that in the event he is terminated for any reason other than for cause, he is entitled to receive base salary and certain benefits for one year. Mr. Wrobel participates in all of the employee benefits available to executives of the Company.

ANNUAL PERFORMANCE INCENTIVE PLAN

     The Company has approved a Bonus Plan which applies to the 2001 fiscal year which provides that all executive officers performing services for one of the Company's operating divisions will be entitled to receive a cash bonus within a target range if the appropriate operating group achieves certain operating income levels relative to budget and the Company meets a Company wide earnings threshold. The bonus for Mr. Smith and Mr. Wrobel and other executives having solely corporate wide authority is based upon the overall performance of the Company relative to budget. In addition all bonuses take into consideration certain individual performance factors. Higher bonuses than the target level may be paid if budgeted income levels are exceeded but no bonuses will be paid if minimum income thresholds are not met. Messrs. Smith, Wrobel, Anderson and Andrews have target bonuses of 50% of base salary. In the event of a change of control, each executive officer will receive a bonus award in addition to the bonus award otherwise payable under the plan for each year. The Company reserves the right to alter the terms and conditions of the Plan during 2001 for unanticipated events and other equitable factors. Ms. Wiik is not covered by this bonus plan. See "Compensation Committee Report on Executive Compensation".

GRANTS OF OPTIONS

     The following table discloses, for the named executive officers certain information with respect to options granted during 2000. All grants are options under the Company's Stock Option Plan.

                       NUMBER OF    % OF TOTAL
                       SHARES OF     OPTIONS
                        CLASS A     GRANTED TO                                    POTENTIAL REALIZABLE VALUE
                         STOCK      EMPLOYEES    EXERCISE                           AT ASSUMED ANNUAL RATES
                       UNDERLYING   IN FISCAL      PRICE                          OF STOCK PRICE APPRECIATION
                         OPTION        YEAR      ($/SHARE)   EXPIRATION DATE(1)         FOR OPTION TERM
                       ----------   ----------   ---------   ------------------   ---------------------------
NAME                                                                                  5%             10%
----                                                                                  --             ---
Ingrid Wiik..........    65,000        7.81%      $32.25       January 7, 2007    $853,384.26   $1,988,748.22
                         20,000        2.40%      $35.00     February 24, 2007    $284,970.30   $  664,101.97
Jeffrey E. Smith.....    15,000        1.80%      $32.25       January 7, 2007    $196,934.83   $  458,941.90
                         10,000        1.20%      $35.00     February 24, 2007    $142,485.15   $  332,050.99
Thomas L. Anderson...    35,000        4.20%      $32.25       January 7, 2007    $459,514.60   $1,070,864.43
                         10,000        1.20%      $35.00     February 24, 2007    $142,485.15   $  332,050.99
Bruce I. Andrews.....    35,000        4.20%      $32.25       January 7, 2007    $459,514.60   $1,070,864.43
                         10,000        1.20%      $35.00     February 24, 2007    $142,485.15   $  332,050.99
Robert F. Wrobel.....    15,000        1.80%      $32.25       January 7, 2007    $196,934.83   $  458,941.90
                         10,000        1.20%      $35.00     February 24, 2007    $142,485.15   $  332,050.99

---------------
(1) Options vest at the rate of 25% on each of the first four anniversaries of the date of grant.

OPTION EXERCISES AND VALUES

     The following table discloses, for the named executive officers, (a) the number of shares acquired upon exercise of options or with respect to which such options were exercised and the aggregate dollar value realized upon such exercise and (b) the number and value of unexercised options, in each case as of December 31, 2000.

              2000 AGGREGATED OPTION EXERCISES AND YEAR-END VALUES

                                                           NUMBER OF SHARES               VALUE OF UNEXERCISED
                        NUMBER OF                       UNDERLYING UNEXERCISED                IN-THE-MONEY
                         SHARES                           OPTIONS AT 12/31/00            OPTIONS AT 12/31/00(1)
                       ACQUIRED ON                    ---------------------------   ---------------------------------
NAME                    EXERCISE     VALUE REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE(2)   UNEXERCISABLE(2)
----                   -----------   --------------   -----------   -------------   --------------   ----------------
Ingrid Wiik..........    22,766      $  839,104.47      35,736         99,498       $  351,330.43     $1,044,615.24
Jeffrey E. Smith.....    32,461      $1,449,331.41      74,539         66,000       $1,798,163.38     $  940,937.50
Thomas L. Anderson...    32,500      $1,563,261.43      18,125         88,125       $  463,085.94     $1,253,945.32
Bruce I. Andrews.....    35,174      $1,659,199.62       9,051         89,375       $   98,070.19     $1,164,414.07
Robert F. Wrobel.....         0      $        0.00      12,250         44,750       $  173,703.12     $  427,609.37

---------------
(1) All grants are options under the Company's Stock Option Plan.

(2) Value is based on the closing price of a share of Class A Stock on December 29, 2000 ($43.875) minus the exercise price.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of registered class of the Company's equity securities, to file reports of ownership and changes in ownership of the Company's stock on Forms 3, 4 and 5 with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Officers, directors and greater than ten percent shareowners are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file. Based on the review of such forms, the Company believes that during the 2000 fiscal year all its officers, directors and greater than ten percent beneficial owners complied with all filing requirements.

RETIREMENT PLANS

     Ms. Wiik is not a participant in the Company's Pension Plan (as defined below) pursuant to the terms of her employment agreement (see "Employment Agreements".) She is entitled to receive from the Company upon retirement at age 60 an annual retirement benefit for each calendar year following retirement equal to (i) 30% of her Base Compensation (defined below) plus (ii) inflationary adjustments (which shall be the same as the adjustment for inflation provided in the retirement plan for Alpharma AS for Norwegian employees) minus (iii) "Other Retirement Benefits" (defined below). "Base Compensation" means annual base salary during the twelve month period ending on the last day of the month preceding retirement or disability (provided that if base salary shall have changed during such twelve month period, Base Compensation shall mean the average annual base salary weighted to reflect the number of days during which each varying base salary was in effect). "Other Retirement Benefits" means amounts Ms. Wiik is entitled to receive as retirement benefits under Norwegian pension plans but does not include payments received under the 401(k) savings plan or the deferred compensation plan maintained by the Company but does include retirement benefits received under any governmental program or under any insurance program funded by the Company or any of its subsidiaries or their predecessors.

     Messrs. Jeffrey E. Smith, Thomas L. Anderson, Bruce I. Andrews and Robert
F. Wrobel are participants in the Alpharma Inc. Pension Plan (a qualified defined benefit plan) (the "Pension Plan"). Under the Pension Plan, both salaried and hourly employees are eligible for benefits. Participants are entitled to receive their specified annual benefit, in the form of a life annuity or, at the election of participants, its actuarial equivalent in certain other forms, commencing within one month of their 65th birthday. The specified annual benefit is equal to (x) the sum of (i) 0.8% of the participant's highest five-year Final Average Compensation (as defined below) up to "covered compensation" ($35,100 for 2000) plus (ii) 1.45% of the participant's highest five-year Final Average Compensation in excess of "covered compensation", multiplied by (y) the number of years of benefit service (up to a maximum of 30 years)). The Pension Plan also provides for an early retirement benefit which is equal to the specified annual benefit described above, reduced actuarially for each year by which the early retirement date precedes the normal retirement date.

     The following table sets forth the approximate annual retirement benefit under the Pension Plan based on years of service and Final Average Compensation.

                               PENSION PLAN TABLE

                              YEARS OF SERVICE
                  -----------------------------------------
REMUNERATION(1)      15         20         25       30(2)
---------------   --------   --------   --------   --------
$125,000          $ 23,765   $ 31,687   $ 39,609   $ 47,531
$150,000            29,203     38,937     48,671     58,406
$175,000            34,640     46,187     57,734     69,281
$200,000            40,078     53,437     66,796     80,156
$225,000            45,515     60,687     75,859     91,031
$250,000            50,953     67,937     84,921    101,906
$275,000            56,390     75,187     93,984    112,781
$300,000            61,828     82,437    103,046    123,656
$325,000            67,265     89,687    112,109    134,531
$350,000            72,703     96,937    121,171    145,406
$375,000            78,140    104,187    130,234    156,281
$400,000            83,578    111,437    139,296    167,156
$425,000            89,015    118,687    148,359    178,031
$450,000            94,453    125,937    157,421    188,906
$475,000            99,890    133,187    166,484    199,781
$500,000           105,328    140,437    175,546    210,656

---------------

(1) Final average compensation. Current Federal pension law limits average annual compensation considered for benefit purposes to $160,000 for 1999 and $170,000 for 2000.

(2) The Plan provides that there is a maximum of 30 years of service for computation of benefits.

     For purposes of the Pension Plan, an employee's "Final Average Compensation" generally is his regular cash salary (excluding bonuses) for the five consecutive years of service in which his compensation was highest during the ten years of service immediately preceding his retirement. In 2000, the respective amounts of the compensation of Messrs. Smith, Anderson, Andrews and Wrobel would have been $365,971, $398,087, $361,725 and $214,183, respectively, under the Pension Plan if there were no limitations under Federal pension law. However, due to the Federal pension law, the respective amounts of compensation of Messrs. Smith, Anderson, Andrews and Wrobel under the Pension Plan in 2000 were limited to $170,000. Mr. Smith, however, is entitled to supplemental retirement benefits from the Company equal to the amount, if any, by which the pension due under the Pension Plan without any limitation imposed by the Internal Revenue Service exceeds any ceiling imposed by the Internal Revenue Service (the "Supplemental Benefit") and Messrs. Andrews and Anderson are entitled to receive a Supplemental Benefit based upon a maximum base compensation of $235,840 per annum. The years of service credited under the Pension Plan as of December 31, 2000 to such officers were as follows: Mr. Smith 16 years, Mr. Anderson 4 years, Mr. Andrews 4 years and Mr. Wrobel 3 years.

     Under the Pension Plan, in the event of the termination of employment prior to retirement, part of the employee's benefit may be forfeited. A retirement benefit, payable in the form of a life annuity following the employee's 55th birthday, is equal to an accrued percentage of the normal retirement benefit, actuarially reduced to reflect commencement of payments prior to the normal retirement date. As to employees hired on or after January 1, 1989, pension benefits under the Pension Plan vest after five years of employment with the Company. Pension benefits under the Pension Plan of employees hired prior to January 1, 1989 are currently 100% vested.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Company's Board of Directors is responsible for reviewing the performance of the Chief Executive Officer ("CEO") and recommending to the Board the amount of compensation and other benefits payable to the CEO, reviewing and approving the compensation and benefits of other executive officers and highly paid personnel, reviewing the general compensation and employment benefit policies for management personnel, reviewing management development and succession matters and approving any material new benefit plan or material amendment to such plan. During 2000, two members of the Compensation Committee (Messrs. Gibian and Tombros) also served as the committee established under the Company's Stock Option Plan with authority to fix the terms of, and grant options under, such plan. The Compensation Committee is comprised of non-employee directors.

     In general, the Compensation Committee strives to meet the following objectives in making compensation decisions and recommendations for executive officers and other key personnel: (1) provide overall compensation that is competitive in its ability to attract and retain highly qualified personnel; (2) relate compensation to the degree to which the Company (and/or specific business unit in which an executive has responsibility) attains its annual earnings or other performance targets; (3) reward excellent individual performance, with special consideration for specific projects completed or adverse conditions overcome; and (4) provide incentive to contribute to the long-term growth of the Company's businesses and stockholder value. In making compensation recommendations, the Committee consults with tax advisors as necessary to avoid or minimize any nondeductible compensation under Section 162 of the Internal Revenue Code of 1986. as amended.

     As reflected in the Summary Compensation Table, there are three principal components of senior executive compensation: salaries, bonuses and long-term stock-based incentives. Salaries are determined annually, primarily on the basis of industry standards as applied to each executive's background, experience and overall performance with the Company. In March, 2000, the Committee approved an annual performance incentive or bonus plan for 2000 which provided that the Company's executive officers (other than the CEO) and other highly paid personnel could receive cash bonuses within the target ranges based upon Company-wide and divisional operating income targets set forth in the plan. Under the plan bonuses were payable to executive and other key employees based upon levels by which operating income of the applicable operating unit exceeded the levels set forth in the plan but only if the Company-wide income threshold was met. For 2000 the Company-wide income threshold was attained and three of the Company's five divisions met their applicable thresholds. Consequently, bonuses at the high end of the target range were approved for the vice presidents and other key employees of these three divisions. Bonuses at approximately 76% of target were approved for officers and key employees having solely Company-wide responsibility. The bonus for the CEO is not covered by the plan but is provided for in the applicable employment agreement.

     Ms. Ingrid Wiik was elected CEO of the Company in January, 2000. Previously, she had served as Vice President of the Company's International Pharmaceuticals Division. Her employment agreement provided for her relocation to the New York metropolitan area, a base salary of $650,000 per year, a bonus of up to 75% of her base salary and a special bonus grant of options in January, 2000, under the Stock Option Plan to purchase 50,000 shares of Class A stock with standard terms. The agreement was approved in principal by the Compensation Committee in December 1999, but was not executed until December, 2000 following approval by the Committee of certain provisions regarding certain Norwegian tax and pension issues. In March, 2001 the Committee reviewed the CEO's performance during 2000 and the CEO's progress toward achieving various goals. Among the factors considered were the development and implementation of strategic objectives, operating results, internal and external relationships and overall leadership qualities. Based on such review the Committee recommended a bonus of $400,000 (approximately 82% of target) under her employment agreement and an increase in 2001 salary of approximately 6%.

     During 2000 the Committee considered grants under the Stock Option Plan for the purpose of enhancing the mutuality of interests of key employees and stockholders in share value appreciation. The Committee recognized the increased importance of stock options as a compensation vehicle in recent years. Consequently, in January, 2000, the Committee recommended (and the Stock Option Committee approved) stock option awards ranging from 15,000 to 35,000 shares of Class A common stock to eight top officers of the Company (including the CEO who received 15,000 options in addition to the special grant under her employment agreement). In February 2000 the Committee recommended (and the Stock Option Committee approved) annual option awards granting 164 personnel (including all officers receiving the grants in January) options to purchase 506,300 shares. The standard terms of all options granted in 2000 provide an exercise price equal to the market price on the date of grant, vesting in equal installments over four years and a seven year term.

     In February, 2001 the Committee reviewed and approved an executive bonus plan (the "executive plan") which will cover the highest paid executive officers (other than the CEO) in 2001 and subsequent years. This executive plan provides for the payment of annual cash bonuses upon the attainment of target annual operating income criteria for the Company and (except for corporate level personnel) the relevant operating division as well as individual performance (as determined by the CEO). Based on target attainment a bonus pool may be established from which (subject to deferral of a portion at the CEO's discretion) annual bonus amounts are paid. Individual target bonuses under the plan range from 35% to 50% of base salary. Based upon company and operating division performance against targets and individual performance, bonuses may exceed the target level although individual bonuses cannot exceed up to 150% of target bonus levels. Aggregate individual bonuses may not exceed the amount of the bonus pool. In March, 2001 the Committee reviewed and approved target operating income for 2001. In February, 2001, the Committee also approved a bonus plan for key employees not covered by the executive plan.

                                            By the Compensation Committee:

                                            Peter G. Tombros (Chairman)
                                            Thomas G. Gibian
                                            I. Roy Cohen
                                            Glen E. Hess
                                            Einar W. Sissener

                             AUDIT COMMITTEE REPORT

     The Audit Committee reviews and makes recommendations to the Board of Directors regarding internal accounting and financial controls and accounting principles, auditing practices, the engagement of independent public accountants, the scope of the audit to be undertaken by such accountants, all transactions with the Company's affiliates and the internal process for monitoring compliance with the Company's Business Conduct Guidelines. Each of the Audit Committee members satisfies the definition of independent director as established in the New York Stock Exchange Listing Standards. The Board adopted a written charter for the Audit Committee on May 25, 2000, which is attached to this proxy statement as APPENDIX A. The Company operates with a January 1 to December 31 fiscal year. The Audit Committee met eleven times during the 2000 fiscal year.

     The Audit Committee has reviewed the Company's audited consolidated financial statements and discussed such statements with management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent accountants, during the 2000 fiscal year, the matters required to be discussed by Statement of Auditing Standards No. 61 (Codification of Statements on Auditing Standards AU 380), as amended.

     PricewaterhouseCoopers L.L.P. also provided the Audit Committee the written disclosures and a letter required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence. The Committee considered various non-audit services provided by the independent accountants and the fees and costs billed and expected to be billed by the independent accountants for those services (as shown on page 18 of this Proxy Statement). The Committee has fully considered whether those services provided by the independent accountants are compatible with maintaining auditor independence.

     Based upon the review and discussions noted above, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, and be filed with the U.S. Securities and Exchange Commission.

     This report of the Audit Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference.

                                          Submitted by:

                                          Thomas G. Gibian (Chairman)
                                          Erik G. Tandberg
                                          Peter G. Tombros
                                          Oyvin A. Broymer

     The following table sets forth the aggregate fees billed or expected to be billed by PricewaterhouseCoppers LLP for audit services rendered in connection with the financial statements and reports for fiscal year 2000 and for other services rendered during fiscal year 2000 on behalf of the Company and its subsidiaries, as well as all out "out-of-pocket" costs incurred in connection with these services, which have been or will be billed to the Company:

Audit fees..................................................  $1,059
Financial Information Systems Design and Implementation.....  $   --
All Other Fees..............................................  $  384

PERFORMANCE GRAPH

     The following graph compares the Company's cumulative total stockholder return during the last five years with the composite of the Media General Financial Services Index for Drug Manufacturers -- Other, Drug-Generic and Drug Delivery Industry Groups (which indexes include 128 corporations that describe themselves as drug manufacturers and are publicly traded) and The New York Stock Exchange Index. The graph assumes $100 invested on December 31, 1995 in the Company's Class A Stock and $100 invested at that time in each of the selected indices. The comparison assumes that all dividends are reinvested.

                                 ALPHARMA INC.
                           5-YEAR CUMULATIVE RETURNS
                        VERSUS PEER GROUP AND NYSE INDEX

                   [ALPHARMA'S CUMULATIVE RETURN LINE GRAPH]

                                                            FISCAL YEAR ENDING
                          ---------------------------------------------------------------------------------------
                          DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
COMPANY, INDEX, MARKET        1995           1996           1997           1998           1999           2000
----------------------    ------------   ------------   ------------   ------------   ------------   ------------
Alpharma Inc............     100.00          56.53          85.02         139.17         121.81         174.51
Media General Group
  Index.................     100.00          99.98         124.11         150.14         178.73         297.25
NYSE Market Index.......     100.00         120.46         158.48         188.58         206.49         211.42

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     A.L. Industrier and the Company's subsidiary Alpharma AS ("Alpharma Oslo") are parties to a lease (the "Skoyen Lease") pursuant to which A.L. Industrier leases to Alpharma Oslo the land and facility in Oslo, Norway where Alpharma Oslo's principal administrative offices and fermentation plant for its bulk antibiotics and animal health businesses are located. The Skoyen Lease has a term ending in 2014, which term is renewable, at the option of Alpharma Oslo, for four additional consecutive five year terms. Basic rent during the initial term is $1.00 per year and, during any renewal term thereafter, basic rent will be the then prevailing fair rental value of the premises. In addition to basic rent, Alpharma Oslo pays documented expenses of ownership and operation of such facility, such as taxes and maintenance expense. Alpharma Oslo has the right to terminate the Skoyen Lease at any time during its term upon twelve months written notice to A.L. Industrier.

     Alpharma Oslo is a party to an administrative services agreement (the "Administrative Services Agreement") with A.L. Industrier, pursuant to which Alpharma Oslo provides certain administrative services to A.L. Industrier. Such services are provided on a full cost basis, except that A.L. Industrier paid Alpharma Oslo a minimum fee for services rendered during calendar year 2000 equal to NOK 3,000,000 (or $341,000). The Administrative Services Agreement expired in January 1997 and has been automatically extended for successive one-year terms. Such one-year extensions will continue unless the agreement is terminated by either of the parties thereto, upon six months' notice.

     During 2000, the Company through Alpharma Oslo and its subsidiaries sold $2,002,000 of products, primarily multivitamins and adhesive products, to a subsidiary of A.L. Industrier for distribution of these products to retail food stores. In addition, during 2000 Alpharma Oslo purchased $8,000 of product from a subsidiary of A.L. Industrier.

     At December 31, 2000 A.L. Industrier held a convertible subordinated note issued by the Company (the "Industrier Note") in the principal amount of $67,850,000, which was issued by the Company concurrently with $125,000,000 of Convertible Subordinated Notes sold to unaffiliated third parties (the "Notes"). The Industrier Note has substantially the same terms (including interest rate, conversion price and maturity date) as, and will rank pari passu with, the Notes, except that the Industrier Note is convertible into Class B Common Stock instead of Class A Common Stock. Subject to certain adjustments the Industrier
Note is convertible into 2,372,896 shares of Class B Common Stock. The Industrier Note, so long as it is held by Industrier or any other affiliate of the Company, is not convertible at the holder's discretion but instead will automatically be converted into Class B Common Stock on or after April 6, 2001, if at least 75% of the Notes are converted into Class A Common Stock by the holders thereof. The Industrier Note is exchangeable, in whole or in part, into Notes at any time after October 31, 1999, solely for the purpose of enabling the holder to sell the Notes received in such exchange to an unaffiliated transferee. The Company paid A.L. Industrier $3,901,000 in interest in 1999 and $3,901,587 in 2000 on the Note.

     All transactions with A.L. Industrier are subject to review by, and in certain circumstances prior approval of, the Audit Committee. See "Board of Directors and Committees -- Committees of the Board" above.

CERTAIN OTHER TRANSACTIONS AND RELATIONSHIPS

     Mr. Einar W. Sissener, who as of June 30, 1999 ceased acting as president and Chief Executive Officer, is party to an Agreement with the Company, effective July 1, 1999, pursuant to which Mr. Sissener receives an annual fee of $150,000 for serving as Chairman of the Board of Directors of the Company. In addition to an annual fee, Mr. Sissener is eligible for a bonus in an amount recommended by the Compensation Committee of the Board of Directors. Mr. Sissener is reimbursed for expenses while in the New York metropolitan area and receives other fringe benefits substantially equal to those received by executive officers of the Company. In addition, Mr. Sissener has agreed to provide consulting services to the Company's management for a ten year term for $12,000 per month plus payment of reasonable expenses incurred in connection with performance of such consulting services. The consulting fee is adjusted annually for inflation. In addition to the amounts described above, Mr. Sissener is entitled to all benefits available under applicable plans and policies in Norway arising from retirement from employment by Alpharma AS and is entitled to receive from Alpharma AS an amount which, when added to amounts he is entitled to receive under Norwegian Social Security, Alpharma AS's pension plan and his individual retirement benefits equals 900,000 NOK. Such latter amount is estimated at 344,000 NOK.

     Mr. I. Roy Cohen, who as of January 15, 1991 retired as President and Chief Executive Officer, had a contract to act as a special consultant to the Company for a ten-year period following such retirement (the "Consultant Term"). Such contract expired on January 15, 2001. During the Consultant Term, the Company was required to pay him a minimum annual consideration of $152,300 (for 2000) which could have been increased to reflect services rendered in excess of 40 days during the year, inflation and other factors, and to provide him with an automobile allowance and certain other employee benefits. He did not earn any amount under such contract for excess days over 40 with respect to 2000. As of January 15, 2001, Mr. Cohen has a contract ("New Contract") to act as a special consultant to the Company for a one year term ("Term") which is renewable upon mutual agreement of Mr. Cohen and the Company. During the Term, Mr. Cohen will provide at least 10 days of service and the Company is required to pay him a consideration of $37,750. The Company is required to pay Mr. Cohen $3,775 for each day in excess of 10 days of service during the term and to provide him with an automobile allowance and certain other benefits. The contract provides, in the event of Mr. Cohen's disability, death or termination during the Consultant Term, for continued payments to Mr. Cohen (for his wife or children in the case of his death) of the remaining amounts he would otherwise be entitled to receive.

     Mr. Glen E. Hess' professional corporation is a partner of Kirkland & Ellis, a law firm which since 1978 has performed and continues to perform significant legal services for the Company.

              STOCKHOLDERS' PROPOSALS FOR THE 2002 ANNUAL MEETING

     In order to be considered for inclusion in the proxy statement for the 2002 Annual Meeting of Stockholders, stockholder proposals must be submitted to the Company on or before December 9, 2001. Such proposals also will need to comply with Securities and Exchange regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Similarly, in order for a stockholder proposal to be raised from the floor during next year's annual meeting, written notice must be received by the Company no later than December 9, 2001.

                                 OTHER BUSINESS

     As of the date hereof, the foregoing is the only business which management intends to present, or is aware that others will present, at the Annual Meeting. If any other proper business should be presented at the Annual Meeting, the proxies will be voted in respect thereof in accordance with the discretion and judgment of the person or persons voting the proxies.

                                          By order of the Board of Directors

                                          ROBERT F. WROBEL
                                          Secretary
                                          ALPHARMA INC.

                             YOUR VOTE IS IMPORTANT
                 PLEASE PROMPTLY COMPLETE AND SIGN THE ENCLOSED
              FORM OF PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE

                                                                      APPENDIX A

                                 ALPHARMA INC.

                            AUDIT COMMITTEE CHARTER

                                  ORGANIZATION

     This charter governs the operations of the Audit Committee. The committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors. The committee shall be appointed by the Board of Directors and shall comprise at least three directors, each of whom are independent of management, the Company and A.L. Industrier (the beneficial owner of the Company's Class B stock). Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and a least one member shall have accounting or related financial management expertise.

                              STATEMENT OF POLICY

     The Audit Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communications between the committee, independent auditors, and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

                         RESPONSIBILITIES AND PROCESSES

     The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

     The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

     - The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the Board the selection of the Company's independent auditors.

     - The committee shall discuss with the independent auditors the overall scope and plans for their respective audits including the level of fees paid. Also, the committee shall discuss with management, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business conduct guidelines. Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

     - The committee shall review the year end financial statements and Form 10-K with management and the independent auditors and recommend the signing of the Form 10-K by the entire Board of Directors. Also, the committee shall discuss the results of the review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

     - The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

     - The Company's Board of Directors has adopted a resolution requiring the Audit Committee to review transactions between the Company and A.L. Industrier (or their respective subsidiaries) involving more than $50,000 and to report to the Company's Board of Directors regarding whether such transactions are fair to the Company. Such resolution also requires prior approval of the Audit Committee for any transaction with A.L. Industrier which involves $500,000 or more, except that prior approval of the Audit Committee is required for any sale or transfer of assets other than inventory sold or transferred in the ordinary course of business.

                                                                      3480-PS-01

ALP38B                             DETACH HERE


[ALPHARMA LOGO]


                                      PROXY
                                  ALPHARMA INC.
                 ONE EXECUTIVE DRIVE, FORT LEE, NEW JERSEY 07024
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON MAY 30, 2001

Jeffrey E. Smith, Vice President and Chief Financial Officer and Robert F. Wrobel, Vice President, Chief Legal Officer and Secretary, or either one of them, with full power of substitution, are hereby authorized to vote the shares of Class A Common Stock of Alpharma Inc. (the "Company"), which the undersigned is entitled to vote at the 2001 Annual Meeting of Stockholders to be held at The New York Palace Hotel, 455 Madison Avenue, New York, New York on Wednesday, May 30, 2001 at 9:00 a.m., local time, and at all adjournments thereof, as follows on the reverse side.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR (i) THE NOMINEES SET FORTH IN ITEM 1 AND (ii) ITEMS 2 AND 3. SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR (i) THE NOMINEES SET FORTH IN ITEM 1 AND (ii) ITEMS 2 AND 3, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS.

-----------                                                         -----------
SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
  SIDE                                                                  SIDE
-----------                                                         -----------

[ALPHARAM LOGO]

Dear Stockholder:                                                 April 10, 2001



You are cordially invited to attend the Annual Meeting of Stockholders to be held at 9:00 a.m. on Wednesday, May 30, 2001 at The New York Palace Hotel, 455 Madison Avenue, New York, New York. Detailed information is contained in the accompanying Notice of Annual Meeting and Proxy Statement.

Regardless of whether you plan to attend the meeting, it is important that your shares be voted. Accordingly, we ask that you sign and return your proxy as soon as possible in the envelope provided. If you do plan to attend the meeting, please mark the appropriate box on the proxy.

Best regards,

/s/ Robert F. Wrobel

Robert F. Wrobel
Secretary


ZALP4A                            DETACH HERE



      PLEASE MARK
/X/   VOTES AS IN
      THIS EXAMPLE.



1.  ELECTION OF CLASS A DIRECTORS

    NOMINEES: (01) Thomas G. Gibian, (02) Peter G. Tombros,
              (03) Eric Hornnaess

            FOR                   WITHHELD
            ALL                   FROM ALL
          NOMINEES                NOMINEES
           /  /                     /  /


/  /  ________________________________________
      For all nominees except as noted above


Signature:                        Date:


2. Ratify appointment of PricewaterhouseCoopers LLP as the Company's independent accountants.

                FOR      AGAINST      ABSTAIN
                / /        / /          / /

3. As such persons may in their discretion determine upon such matters as may come before the meeting.


MARK HERE IF YOU PLAN TO ATTEND THE MEETING                       /  /



MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                    /  /


PLEASE MARK, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

NOTE: The signature should correspond exactly with the name of the stockholder as it appears hereon. Where stock is registered in Joint Tenancy, all tenants should sign. Persons signing as Executors, Administrators, Trustees, etc. should so indicate.


Signature:                          Date: